Exhibit 99.1

Cerberus Telecom Acquisition Corp. Announces New Date for Special Meeting of Shareholders and Additional Sources of Liquidity for Post-Closing Public Company

•	CTAC and KORE amend Merger Agreement to enhance liquidity of post-closing public company

•	Certain preferred stockholders of KORE elect to receive shares in post-closing public company, allowing KORE to retain an additional $40 million on the balance sheet post-closing

•	Up to $25 million to be made available to KORE under new convertible debt commitment from Fortress

•	With this additional $65 million, KORE will have access to approximately $100 million of total liquidity to fund and accelerate growth

•	CTAC Special Meeting moved to Wednesday, September 29, 2021; business combination expected to close on or about September 30, 2021

September 22, 2021 12:00 AM Eastern Daylight Time

NEW YORK—(BUSINESS WIRE)—Cerberus Telecom Acquisition Corp. (NYSE: CTAC.U, NYSE: CTAC, NYSE: CTAC WS) (“CTAC”) today announced that the Extraordinary Special Meeting (“Special Meeting”) of its shareholders has been rescheduled to occur at 10:00 a.m. on Wednesday, September 29, 2021.

The Special Meeting will take place in person at Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and virtually via live webcast at 10:00 a.m. Eastern Time on September 29, 2021. It can be accessed by visiting https://www.cstproxy.com/ctac/sm2021. The proxy statement and any supplements thereto are available in the “Documents” section of the CTAC website and on the SEC website at http://www.sec.gov.

During the past week, CTAC has secured additional sources of liquidity of up to $65 million for the post-closing public company. Such additional liquidity will be made available by certain holders of preferred shares of the ultimate parent entity of KORE Wireless Group, Inc. (“KORE”) electing to receive share consideration in lieu of $40 million of cash consideration and by a commitment from Fortress Credit Corp. (“Fortress”) to provide up to $25 million in additional convertible debt financing, each as further described below.

“We at CTAC are very pleased to see KORE going public with such strong liquidity,” commented CTAC’s Chief Executive Officer Timothy Donahue. “Despite having sufficient funding to satisfy closing conditions last week, the parties felt that it would be beneficial to increase the amount of free cash available on KORE’s post-closing balance sheet to help fund and accelerate KORE’s growth as a public company. We believe that the incremental commitments from our partners at Abry and Fortress evidence the confidence of two of CTAC’s largest stakeholders. With these additional sources of liquidity, KORE will start as a public company with over $100 million of post-closing liquidity available to it. This liquidity will benefit all of CTAC’s stakeholders by even better positioning KORE to execute on its plans to accelerate growth through cross selling, adding new customers and identifying highly accretive M&A opportunities. We are incredibly excited by this development and believe these changes position KORE for continued success.”

The business combination is expected to close on or about September 30, 2021, subject to the satisfaction or waiver of all applicable closing conditions.

Merger Agreement Amendment

On September 21, 2021, CTAC entered into that certain Second Amendment (the “Second Amendment”) to the Agreement and Plan of Merger dated as of March 12, 2021, as amended on July 27, 2021 (as further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) in respect of the proposed business combination between CTAC and the ultimate parent company of KORE. Pursuant to the Second Amendment, in order to increase the liquidity of the post-closing public company (“Pubco”) following completion of the business combination, certain preferred stockholders of the ultimate parent company of KORE (the “Electing Holders”) have elected to receive payment consisting of 4,000,000 shares of common stock of Pubco, par value $0.0001 per share (“Pubco Common Stock”), to be issued by Pubco at $10.00 per share, in lieu of receiving cash consideration in the aggregate amount of $40 million, which such Electing Holders otherwise would have been entitled to receive. Additionally, in order to facilitate this liquidity enhancing election, Cerberus Telecom Acquisition Holdings, LLC, CTAC’s sponsor, has agreed to contribute 600,000 CTAC Class B Ordinary Shares to CTAC, which shares will be cancelled by CTAC in conjunction with the issuance by Pubco, pursuant to the terms of the Second Amendment, of an additional 600,000 shares of Pubco Common Stock to the Electing Holders.

Fortress Commitment Letter

As an additional source of liquidity, KORE has obtained from Fortress a commitment letter (the “Commitment Letter”) pursuant to which Fortress will make additional financing available to KORE, at KORE’s option and subject to certain terms and conditions, in the aggregate amount of up to $25 million of additional notes under the Indenture to entered into in connection with the backstop financing agreement dated as of July 27, 2021 by and among KORE and Fortress. This commitment can be accepted at any time after Closing (as defined in the Merger Agreement) and prior to October 2, 2021 on the terms and subject to the conditions set forth in the Commitment Letter. If accepted, the commitment will remain available until October 31, 2021.

Redemptions and CTAC Special Meeting

The option of CTAC’s public shareholders to tender and redeem their shares in connection with the business combination expired at 5:00 p.m., New York City time, on September 14, 2021. CTAC’s public shareholders have until 5:00 p.m. on Tuesday, September 28, 2021 to withdraw their redemptions. As of the date of this press release, taking into account withdrawals of redemptions received by CTAC following the redemption deadline, approximately 86.32% of CTAC’s public shareholders had tendered their shares for redemption.

CTAC recommends that its shareholders wishing to vote at the Special Meeting log in at least 15 minutes before the Special Meeting starts, if attending virtually. CTAC encourages its shareholders entitled to vote at the Special Meeting to vote their shares via proxy in advance of the Special Meeting by following the instructions on the proxy card.

A list of CTAC shareholders entitled to vote at the Special Meeting will be open to the examination of any CTAC shareholder, for any purpose germane to the Special Meeting, during regular business hours for a period of 10 calendar days before the Special Meeting.

For assistance voting your shares, please contact Morrow Sodali LLC, CTAC’s proxy solicitor, toll-free at 1-(800) 662-5200 or via email at ctac.info@investor.morrowsodali.com.

About CTAC

CTAC is a blank check company formed by an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), a global leader in alternative investing. CTAC is led by CEO Tim Donahue, former Executive Chairman of Sprint Nextel and former CEO of Nextel Communications, and is proud to have the support of a distinguished advisory board comprised of senior executives and business leaders from the information and communications technology sector. For more information, visit www.cerberusacquisition.com.

About Cerberus

Founded in 1992, Cerberus is a global leader in alternative investing with approximately $55 billion in assets across complementary credit, private equity, and real estate strategies. We invest across the capital structure where our integrated investment platforms and proprietary operating capabilities create an edge to improve performance and drive long-term value. Our tenured teams have experience working collaboratively across asset classes, sectors, and geographies to seek strong risk-adjusted returns for our investors. Cerberus has a dedicated focus on next-generation technologies and telecommunication solutions. Our team of technologists and network of advisors collaborate across our investment and operating platforms to identify opportunities and manage investments in critical IoT, edge computing, artificial intelligence, private wireless networks, network equipment, autonomy, aerospace, and ecosystem development. For more information about our people and platforms, visit us at www.cerberus.com.

Important Information and Where to Find It

This press release references the proposed merger transaction announced previously involving Cerberus Telecom Acquisition Corp. (“CTAC”) and KORE. CTAC and King Pubco, Inc. (“Pubco”) filed a registration statement on Form S-4 with the SEC, which includes a proxy statement of CTAC and a prospectus of Pubco, and CTAC will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus was sent to the shareholders of CTAC, seeking required shareholder approval. Before making any voting or investment decision, investors and security holders of CTAC are urged to carefully read the entire registration statement and proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by CTAC with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed by CTAC with the SEC may be obtained free of charge from CTAC’s website at www.cerberusacquisition.com or upon written request to Cerberus Telecom Acquisition Corp., 875 Third Avenue, New York, NY 10022.

This press release, similar to the previous announcement, does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

CTAC, KORE and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CTAC, in favor of the approval of the merger. Information regarding CTAC’s and KORE’s directors and executive officers and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of CTAC or KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CTAC and/or KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE’s business and the timing of expected business milestones; changes in the assumptions underlying KORE’s expectations regarding its future business; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE and CTAC anticipate that subsequent events and developments will cause these assessments to change. However, while KORE and/or CTAC may elect to update these forward-looking statements at some point in the future, each of KORE and CTAC specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media

media@cerberusacquisition.com

Investors

info@cerberusacquisition.com